AMENDED AND RESTATED BYLAWS
OF
UNITED INSURANCE HOLDINGS CORP.
A DELAWARE CORPORATION

AS AMENDED AND RESTATED APRIL 22, 2020
ARTICLE I

OFFICES

SECTION 1. REGISTERED OFFICE. The address of United Insurance Holdings Corp.’s (the “Corporation”) registered office in the State of Delaware is National Registered Agents, Inc., 160 Greentree Drive, Suite 101, Dover, Delaware 19904, County of Kent. The name of the Corporation’s registered agent at such address is National Registered Agents, Inc.

SECTION 2. OTHER OFFICES. The Corporation may also have offices at such other places, within or outside the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

SECTION 1. PLACE OF MEETINGS. All meetings of stockholders shall be held at the principal executive office of the Corporation, or at such other place within or outside of the State of Delaware as may be fixed from time to time by the Board of Directors, including by means of remote communication.

SECTION 2. ANNUAL MEETINGS. Annual meetings of stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors. At each annual meeting of stockholders the stockholders shall elect directors and transact such other business as may properly be brought before the meeting in accordance with these amended and restated bylaws of the Corporation (as amended from time to time in accordance with the provisions hereof, these “Bylaws”). The Board of Directors may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board of Directors.

SECTION 3. SPECIAL MEETINGS.

a)Definitions. For purposes of this Article II, Section 3 and references to Own, Owned, Owning, Ownership or Stockholder Requested Special Meeting in these Bylaws, the following terms shall have the following meanings:

(i)
“Derivative Transaction” shall mean any (a) transaction in, or arrangement, agreement, understanding or relationship with respect to, any Derivative Instrument, (b) any transaction, arrangement, agreement, proxy, understanding or relationship which included or includes an opportunity for such person, directly or indirectly, to (1) profit or share in any profit derived from any increase or decrease in the value of any security of the Corporation, (2) receive or share in the receipt of dividends payable on any securities of the Corporation separate or separable from the underlying shares, (3) mitigate any loss, hedge, offset, or alter to any degree any gain or loss arising from the full economic ownership of any security of the Corporation, or manage any risk associated with any increase or decrease in the value of any security of the Corporation, but not including hedging or risk management with respect to currency risk, interest-rate risk or, using a broad index-based hedge, equity risk, or (4) increase or decrease the number of securities of the Corporation which such person was, is or will be entitled to vote or direct the voting of, in any case whether or not it is subject to settlement in a security of the Corporation or otherwise, in each case under clauses (a) and (b) including, without limitation, any put or call arrangement, short position, borrowed shares or swap or similar arrangement and (c) any transaction, arrangement, agreement, understanding or relationship with respect to the borrowing or lending of securities of the Corporation or any interest therein.

(ii)	“Own,” “Owned,” “Owning,” or “Ownership” shall mean those outstanding shares of the Corporation’s common stock:

(A)	With respect to which a person has title or to which a person’s nominee, custodian or other agent has title and which such nominee, custodian or other agent is holding on behalf of such person; or

(B)
With respect to which such person: (1) has purchased, or has entered into an unconditional contract, binding on both parties thereto, to purchase such shares, but has not yet received such shares; (2) owns a security convertible into or exchangeable for such shares and has tendered such security for conversion or exchange; (3) has an option to purchase or acquire, or rights or warrants to subscribe to, such shares, and has exercised such option, rights or warrants or (4) holds a securities future contract to purchase such shares and has received notice that the position will be physically settled and irrevocably bound to receive the underlying shares, provided, that, with respect to (A) or (B) above, as applicable:

(I)
A stockholder or beneficial owner shall be deemed to Own shares only to the extent that such stockholder or beneficial owner possesses both the full voting and investment rights pertaining to such shares and the full economic interest in (including the opportunity for profit from and the risk of loss on) such shares;

(II)
The number of shares Owned, directly or indirectly, by any stockholder or beneficial owner shall not include the number of shares as to which such holder does not have the right to vote or direct the vote on the matter or matters to be brought before the special meeting except as otherwise provided herein;

(III)
A stockholder or beneficial owner shall not be deemed to Own shares: (1) as to which such holder or any of its affiliates has entered into any Derivative Transaction except as otherwise provided herein; (2) sold by the stockholder or any of its affiliates in any transaction that has not been settled or closed, including any short sale or (3) purchased by the stockholder or any of its affiliates pursuant to an agreement to resell;

(IV)
To the extent that any affiliates of the stockholder or beneficial owner are acting in concert with the stockholder or beneficial owner with respect to the calling of the special meeting, the determination of shares Owned may include the effect of aggregating the shares Owned by such affiliate or affiliates;

(V)
A stockholder Owns shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares;

(VI)
A stockholder’s Ownership of shares shall be deemed to continue during any period in which the stockholder has delegated any voting power by means of a proxy, power of attorney or other similar instrument or arrangement that is revocable at any time by the stockholder;

(VII)
A stockholder’s Ownership of shares shall be deemed to continue during any period in which the stockholder has loaned such shares, provided that the stockholder has the power to recall such loaned shares on five business days’ notice; and

(VIII)	Whether shares are Owned shall be determined by the Board of Directors in its reasonable determination, which determination shall be conclusive and binding on the Corporation and its stockholders.

(iii)
“Request Receipt Date” shall mean the first date on which unrevoked Special Meeting Requests made by holders of record Owning shares of common stock representing in the aggregate not less than the Requisite Percent shall have been delivered to the Secretary at the principal executive offices of the Corporation, by hand or by certified or registered mail, return receipt requested.

(iv)
“Requisite Percent” shall mean a majority of all outstanding shares of common stock of the Corporation which shares are determined to be Owned of record continuously for a period of at least one year prior to the Request Receipt Date by the requesting stockholder(s) delivering a Special Meeting Request to the Secretary in accordance with this Article II, Section 3.

(v)
“Similar Item” shall mean, with respect to an item of business which is the subject of a Special Meeting Request, any identical or substantially similar item of business; provided, that the Board of Directors shall determine the existence of any Similar Items in its reasonable determination, which determination shall be conclusive and binding on the Corporation and its stockholders; provided, further, that the election or removal of directors shall be deemed a “Similar Item” with respect to all items of business involving the election or removal of directors, changing the size of the Board of Directors and the filling of vacancies and / or newly created directorships resulting from any increase in the authorized number of directors.

(vi)	“Special Meeting Request” shall mean a written request by one or more stockholders of record for a special meeting.

(vii)	“Stockholder Requested Special Meeting” shall mean a special meeting called at the request of a stockholder or stockholders, by the Secretary, in accordance with Article II, Section 3(c).

b)Calling Special Meetings. Special meetings, for any purpose or purposes, unless otherwise prescribed by the Second Amended and Restated Certificate of Incorporation of the Corporation (as amended from time to time, the “Certificate of Incorporation”), may be called only by: (i) the Chairman of the Board or (ii) solely to the extent required by Article II, Section 3(c), the Secretary of the Corporation. The Chairman of the Board shall call a special meeting at the request in writing of a majority of the Board of Directors, which request shall state the purpose or purposes of the proposed meeting.

c)Calling Stockholder Requested Special Meetings. A special meeting shall be called by the Secretary upon receipt of a Special Meeting Request from stockholders of record Owning in the aggregate not less than the Requisite Percent, subject to the following:

(i)
In order for a Stockholder Requested Special Meeting to be called by the Secretary, a Special Meeting Request stating the purpose of the meeting and the matters proposed to be acted upon thereat, which Special Meeting Request is signed and dated by each stockholder of record (or a duly authorized agent of such stockholder) requesting the meeting and Owning individually or in the aggregate the Requisite Percent, must be delivered to the Secretary at the principal executive offices of the Corporation, by hand or by certified or registered mail, return receipt requested, and must include:

(A)
In the case of any nominations of persons for election to the Board at such Stockholder Requested Special Meeting, the information required by Article II, Section 11 for a stockholder notice of a nomination at an annual meeting (including the completed and signed questionnaire, representation and agreement required by Article II, Section 11);

(B)
In the case of any business, other than the election of a director or directors, proposed to be conducted at such Stockholder Requested Special Meeting, the information required by Article II, Section 11 for a stockholder notice of proposed business at an annual meeting;

(C)
An agreement by the requesting stockholder(s) to notify the Corporation immediately in the case of any disposition on or prior to the date of such Stockholder Requested Special Meeting of shares of common stock of the Corporation Owned by such stockholder(s) and an acknowledgment by the requesting stockholder(s) and the beneficial owner(s), if any, on whose behalf the Special Meeting Request is being made, that any reduction in the number of shares Owned by such stockholder(s) below the Requisite Percent following delivery of the Special Meeting Request shall be deemed a revocation of such Special Meeting Request;

(D)
Documentary evidence that the requesting stockholder(s) Own at least the Requisite Percent as of the Request Receipt Date; provided, however, that if the requesting stockholder(s) are not the beneficial owner(s) of the shares representing the Requisite Percent, then to be valid, the Special Meeting Request must also include documentary evidence (or, if not simultaneously provided with the Special Meeting Request, such documentary evidence must be delivered to the Secretary within ten (10) days after the Request Receipt Date) that the beneficial owners(s) on whose behalf the Special Meeting Request is made Own the Requisite Percent as of the Request Receipt Date; and

(E)	If a record holder is not the signatory to the Special Meeting Request, documentary evidence of such signatory’s authority to execute the Special Meeting Request on behalf of such record holder.

In addition, the requesting stockholder(s) and the beneficial owner(s) on whose behalf the Special Meeting Request is made shall promptly provide any other information reasonably requested by the Corporation.
A requesting stockholder may revoke his, her or its Special Meeting Request at any time by written revocation delivered to the Secretary at the principal executive offices of the Corporation, by hand or by certified or registered mail, return receipt requested; provided, however, that if following such revocation (or any deemed revocation pursuant to Article II, Section 3(c)(i)(C)), the number of shares of common stock Owned by the requesting stockholder(s) with respect to any unrevoked Special Meeting Request represent in the aggregate less than the Requisite Percent, there shall be no requirement to hold a special stockholders meeting.

(ii)	A Special Meeting Request shall not be valid if:

(A)	The Special Meeting Request does not comply with this Article II, Section 3;

(B)	The Special Meeting Request relates to an item of business that is not a proper subject for stockholder action under applicable law;

(C)
The Request Receipt Date is during the period commencing ninety (90) days prior to the one-year anniversary of the date of the annual meeting of the previous year and ending on the date of the next annual meeting;

(D)
A Similar Item is included in the Corporation’s notice as an item of business to be brought before an annual or special meeting that has been called but not yet held or that is called for a date within ninety (90) days after the Request Receipt Date; or

(E)
The Special Meeting Request was made in a manner that involved a violation of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the “Exchange Act”), or other applicable law.

In the event that the Board of Directors determines that the requirements set forth in this Article II, Section 3 have been satisfied, the Stockholder Requested Special Meeting shall be called for a date not more than ninety (90) days after the Request Receipt Date unless a later date is required in order to allow for the Corporation to file information required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies pursuant to Section 14 of the Exchange Act.
d)    Notice of Special Meetings. Subject to Article II, Section 4, written notice of a special meeting, stating the date, time, place and purpose or purposes thereof, shall be given to each stockholder entitled to vote at the meeting, at least ten (10) and not more than sixty (60) days before the date fixed for the meeting.

e)    Business Transacted at Special Meetings. Business transacted at any special meeting shall be limited to the purposes stated in the Corporation’s notice of meeting; provided, however, that business transacted at any Stockholder Requested Special Meeting shall be limited to: (i) the purpose(s) stated in the unrevoked valid Special Meeting Request received from stockholder(s) of record Owning shares representing in the aggregate at least the Requisite Percent and (ii) any additional matters that the Board of Directors determines to include in the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors made by a stockholder or stockholders at any special meeting shall be made only in accordance with the notice procedures and requirements set forth in this Article II, Section 3 and Article II, Section 11(c), in the case of a Stockholder Requested Special Meeting. Proposals made by a stockholder or stockholders of other business to be conducted at a special meeting may be made only in accordance with the procedures set forth in this Article II, Section 3. Notwithstanding the provisions of this Article II, Section 3, a stockholder shall also comply with all applicable requirements of (i) the Exchange Act and (ii) such information and representations, to the extent applicable, required by Article II, Section 11 with respect to the matters set forth in this Article II, Section 3. Any references to the Exchange Act are not intended to and shall not limit the requirements applicable to stockholder-proposed business to be considered pursuant to this Article II, Section 3.

SECTION 4. NOTICE OF MEETINGS. Notice of each annual meeting or special meeting of stockholders, stating the place, date and time of the meeting, and (i) in the case of a special meeting, the general nature of the business to be transacted, or (ii) in the case of the annual meeting, those matters that the Board of Directors, at the time of giving notice, intends to present for action by the stockholders, must be given in the manner set forth in this Article II, Section 4 not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at the meeting. If directors are to be elected, the notice shall include the names of all nominees whom the Board of Directors intends, at the time of notice, to present for election. The notice shall also state the general nature of any proposed action to be taken at the meeting.

Any notice to a stockholder may be given personally, by telephone or by mail, email or similar instrumentality. A notice will be deemed given: (i) when actually given in person, (ii) when received, if given by telephone or email or (iii) when deposited with the United States mail, postage prepaid, directed to the stockholder at his or her address as it appears on the record of stockholders. Any stockholder may waive notice of any meeting by signing a written waiver, whether before or after the meeting. Except as provided by law, the Certificate of Incorporation, or other provisions of these Bylaws, the waiver of notice need not specify either the business to be transacted or the purpose of any annual or special meeting of the stockholders. In addition, attendance at a meeting will be deemed a waiver of notice unless the person attends for the purpose, expressed to the meeting at its commencement, of objecting to the transaction of any business because the meeting is not lawfully called or convened.
Any previously scheduled meeting of stockholders may be postponed and any special meeting of stockholders may be canceled, by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting of stockholders.
SECTION 5. QUORUM AND ADJOURNMENTS. Except as otherwise required by law or the Certificate of Incorporation, the presence in person or by proxy of holders of a majority of the shares entitled to vote at a meeting of stockholders will be necessary, and will constitute a quorum, for the transaction of business at such meeting. If a quorum is not present or represented by proxy at any meeting of stockholders, either the chairperson of the meeting or the holders of a majority of the shares entitled to vote at the meeting who are present in person or represented by proxy may adjourn the meeting from time to time until a quorum is present. The chairperson of the meeting or the holders of a majority of the shares entitled to vote at the meeting who are present in person or represented by proxy may also, whether or not a quorum is present, adjourn any meeting of stockholders for any or no reason. An adjourned meeting may be held later without notice other than announcement at the meeting, except that if the adjournment is for more than forty-five (45) days, or if after the adjournment a new record date is fixed for the adjourned meeting pursuant to Article II, Section 7, notice of the adjourned meeting shall be given in the manner set forth in Article II, Section 4 to each stockholder of record entitled to vote at the adjourned meeting.

SECTION 6. PROXY AND VOTING. At any meeting of stockholders each stockholder having the right to vote may vote in person or by proxy. Except as otherwise provided by law or in the Certificate of Incorporation, each stockholder will be entitled to one vote for each share of stock entitled to vote standing in his name on the books of the Corporation. Except as otherwise required by law or the Certificate of Incorporation, each director shall be elected by vote of a majority of the votes cast with respect to that director’s election in person or represented by proxy and entitled to vote on the election of directors. Notwithstanding the foregoing, if the number of nominees exceeds the number of directors to be elected at any meeting of stockholders as of the date that is ten (10) days prior to the date the Corporation files its definitive proxy statement with the Securities and Exchange Commission (the “SEC”) (regardless of whether or not the proxy statement is thereafter revised or supplemented), then each director shall be elected by a plurality of the votes cast in person or represented by proxy and entitled to vote on the election of directors. For purposes of this Article II, Section 6, “majority of the votes cast” means that the number of shares voted “for” a director exceeds the number of shares voted “against” a director. If, in an election where the number of nominees does not exceed the number of directors to be elected, (a) an incumbent director fails to be elected pursuant to this Article II, Section 6 and the Board of Directors accepts such director’s resignation, or (b) a nominee for director is not elected and the nominee is not an incumbent director, the remaining members of the Board of Directors may fill the resulting vacancy pursuant to Article III, Section 5. Except as otherwise provided by law or in the Certificate of Incorporation or these By-Laws, any matter other than the election of directors will be determined by the vote of the holders of a majority of the shares which are represented in person or by proxy and entitled to vote.

SECTION 7. STOCKHOLDERS OF RECORD; FIXING DATE FOR DETERMINATION OF STOCKHOLDERS OF RECORD.

a)    The Board of Directors may fix a date as the record date for determination of the stockholders entitled to notice of or to vote at any meeting of stockholders, or to express consent to, or dissent from, any proposal without a meeting, or to receive payment of any dividend or allotment of any rights, or to take or be the subject of any other action. The record date must be not less than ten (10) nor more than sixty (60) days before the date of the meeting, nor more than sixty (60) days prior to the proposed action. If no record date is fixed, the record date will be as provided by law. A determination of stockholders entitled to notice of or to vote at any meeting of stockholders which has been made as provided in this Article II, Section 7 will apply to any adjournment of the meeting, unless the Board of Directors fixes a new record date for the adjourned meeting.

b)    The Corporation shall for all purposes be entitled to treat a person registered on its books as the owner of those shares, with the exclusive right, among other things, to receive dividends and to vote with regard to those shares, and the Corporation will not be bound to recognize any equitable or other claim to or interest in shares of its stock on the part of any other person, whether or not the Corporation has notice of the claim or interest of the other person, except as otherwise provided by the laws of Delaware.

SECTION 8. LIST OF STOCKHOLDERS ENTITLED TO VOTE. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare or have prepared and made, at least ten (10) days before every meeting of stockholders of the Corporation, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

SECTION 9. WRITTEN CONSENTS.

a)    Unless otherwise restricted by the Certificate of Incorporation, and except as set forth in this Article II, Section 9, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having at least the minimum number of votes required to authorize the action at a meeting at which all shares entitled to vote were present and voted.

b)    Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary of the Corporation signed by holders of record or Owners of not less than twenty-five percent (25%) of all outstanding shares of common stock of the Corporation, and who shall not revoke such request, request the Board of Directors to fix a record date for such consent (each such notice, a “Request”). Such Request shall include a brief description of the action proposed to be taken and must contain: (i) such information and representations, to the extent applicable, required by Article II, Section 11 as though such stockholder was intending to make a nomination or bring any other matter before a meeting of stockholders (other than matters properly brought under Rule 14a-8 under the Exchange Act); (ii) the text of the proposal(s) (including the text of any resolution or amendment to be adopted by written consent of stockholders and the text of any proposed amendment to the Bylaws); and (iii) evidence of Ownership of the stockholders submitting the Request. The Board of Directors may require the stockholders submitting a Request to furnish such other information as it may require to determine the validity of the Request. Stockholders to take action by written consent shall update the information provided in the Request with respect to information provided concerning nominations for elections to the Board of Directors or other business at stockholders meetings. The Board of Directors shall, within twenty (20) days after the date on which a Request is received, determine the validity of the Request and whether the Request relates to an action that may be authorized or taken by written consent pursuant to this Article II, Section 9 and, if appropriate, adopt a resolution fixing the record date for such purpose. Such record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days after the earliest dated written consent is received, valid written consents signed by a sufficient number of stockholders to take action are delivered to the Corporation in the manner prescribed by this Article II, Section 9 and applicable law and not revoked. Delivery may be made by hand or by certified or registered mail, return receipt requested. Stockholders may take action by written consent only if such consents are solicited from all holders of common stock of the Corporation. In addition, the Corporation shall be entitled to engage independent inspectors of elections to promptly perform a ministerial review of the validity of the written consents. No action by written consent shall be effective until such inspectors have completed their review and certified to the Corporation that the consents delivered to the Corporation in accordance with this Article II, Section 9 represent at least the minimum number of votes that would be necessary to authorize or take the corporate action at a meeting at which all shares entitled to vote thereon were present and voted, in accordance with the Delaware General Corporation Law (the “DGCL”) and this Article II, Section 9. No action may be authorized or taken by the stockholders by consent except in accordance with this Article II, Section 9. If the Board of Directors shall determine that any Request was not properly made in accordance with, or relates to an action that may not be effected by consent pursuant to, this Article II, Section 9, or any stockholder seeking to authorize or take such action does not otherwise comply with this Article II, Section 9, the Board of Directors shall not be required to fix a record date and any purported action by consent shall be null and void to the fullest extent permitted by applicable law. Nothing contained in this Article II, Section 9 shall be construed to imply that the Board of Directors or any stockholder shall not be entitled to contest the validity of any consent or related revocations, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation). Notwithstanding anything to the contrary set forth in this Article II, Section 9, (x) none of the foregoing provisions of this Article II, Section 9 shall apply to any solicitation of stockholder action by written consent by or at the direction of the Board of Directors and (y) the Board of Directors shall be entitled to solicit stockholder action by consent in accordance with applicable law.

c)    Stockholders are not entitled to take action by written consent if: (a) the action relates to an item of business that is not a proper subject for stockholder action under applicable law, or (b) such Request was made in a manner that involved a violation of Regulation 14A promulgated under the Exchange Act or other applicable law. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders of record who have not consented in writing.

SECTION 10. INSPECTORS OF ELECTION. In advance of any meeting of stockholders of the Corporation, the Chairman of the Board or the Board of Directors, by resolution, shall appoint one or more inspectors to act at the meeting and make a written report thereof. One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chairperson of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspector shall have the duties prescribed by law and shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by applicable law.

SECTION 11. NOTICE OF STOCKHOLDER BUSINESS AND NOMINATIONS. This Article II, Section 11 sets forth certain procedures required for stockholders to (y) nominate persons for election to the Board of Directors at the annual meeting or any special meeting, as applicable, and (z) propose other business to be considered by the stockholders at the annual meeting or any special meeting, as applicable, if the stockholder does not wish the nomination or other business to be included in the Corporation’s proxy statement.

a)     General. No business may be transacted at an annual meeting of stockholders, other than business that is either (i) specified in the Corporation’s notice of meeting with respect to such meeting given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (ii) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (iii) otherwise properly brought before the annual meeting by any stockholder of the Corporation (A) who is a stockholder of record on the date of the giving of the notice provided for in this

Article II, Section 11 and on the record date for the determination of stockholders entitled to notice of and to vote at such annual meeting, (B) who is entitled to vote at such annual meeting and (C) who complies with the notice procedures set forth in this Article II, Section 11. In addition to the other requirements set forth in this Article II, Section 11, a stockholder may not transact any business at an annual meeting unless (1) such stockholder and any beneficial owner on whose behalf such business is proposed (each, a “Proposing Party”) acted in a manner consistent with the representation made in the Business Solicitation Representation (as defined below) and (2) such business is a proper matter for stockholder action under the DGCL. For the avoidance of doubt, the foregoing clause (iii) shall be the exclusive means for a stockholder to propose business (other than business included in the Corporation’s proxy materials pursuant to Rule 14a-8 under the Exchange Act) at an annual meeting of stockholders.

b)     Definitions. For purposes of these Bylaws:

(i)
“Business Solicitation Representation” shall mean, with respect to any Proposing Party, a representation as to whether or not such Proposing Party or any Stockholder Associated Person will deliver a proxy statement and form of proxy to the holders of at least the percentage of the Corporation’s voting shares required under applicable law to adopt such proposed business or otherwise to solicit proxies from stockholders in support of such nominations and other business;

(ii)
“Public disclosure” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act;

(iii)
“Short Interest” shall mean any agreement, arrangement, understanding, relationship or otherwise, including, without limitation, any repurchase or similar so-called “stock borrowing” agreement or arrangement, involving any Proposing Party or any Stockholder Associated Person of any Proposing Party, directly or indirectly, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of shares of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such Proposing Party or any Stockholder Associated Person of any Proposing Party, with respect to any class or series of shares of the Corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of shares of the Corporation; and

(iv)
“Stockholder Associated Person” shall mean, with respect to any Proposing Party, (A) any person directly or indirectly controlling, controlled by, under common control with or acting in concert with such Proposing Party or (B) any member of the immediate family of such Proposing Party sharing the same household.

c)    Timing of Notice. In addition to any other applicable requirements, for business to be properly brought before an annual or special meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a stockholder’s notice must be received by the Secretary at the principal executive offices of the Corporation (y) in the case of an annual meeting, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the annual meeting is convened more than thirty (30) days before or more than sixty (60) days after such anniversary date, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so received no more than one hundred twenty (120) days prior to such annual meeting nor less than the later of (i) ninety (90) days prior to such annual meeting and (ii) ten (10) days after the earlier of (A) the day on which notice of the date of the meeting was mailed or (B) the day on which public disclosure of the date of the meeting was made; and (z) in the case of a special meeting, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was given or public disclosure of the date of the special meeting was made, whichever occurs first. In no event shall an adjournment of an annual or special meeting, or a postponement of an annual or special meeting for which notice has been given, or the public disclosure thereof, commence a new time period for the giving of a stockholder’s notice as described above.

d)    Form of Notice. To be in proper written form, a stockholder’s notice to the Secretary must set forth:

(i)
As to each matter each Proposing Party proposes to bring before the annual meeting, a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting;

(ii)	The name and address of each Proposing Party;

(iii)	Each of the following:

(A)
The class and number of shares of capital stock (if any) of the Corporation that are, directly or indirectly, owned beneficially or of record by each Proposing Party or any Stockholder Associated Person (as defined below);

(B)
Any option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of the Corporation, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the Corporation, including, without limitation, due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the Corporation, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of shares of the Corporation, through the delivery of cash or other property, or otherwise, and without regard to whether the holder thereof may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation (any of the foregoing, a “Derivative Instrument”) directly or indirectly owned beneficially by each Proposing Party or any Stockholder Associated Person;

(C)
Any proxy, contract, arrangement, understanding or relationship pursuant to which any Proposing Party or any Stockholder Associated Person has a right to vote any class or series of shares of the Corporation;

(D)	Any Short Interest (as defined below) held by or involving any Proposing Party or any Stockholder Associated Person;

(E)
Any rights to dividends on the shares of the Corporation owned beneficially by any Proposing Party or any Stockholder Associated Person that are separated or separable from the underlying shares of the Corporation;

(F)
Any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which any Proposing Party or any Stockholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership;

(G)
Any performance-related fees (other than an asset-based fee) that any Proposing Party or any Stockholder Associated Person is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, including, without limitation, any such interests held by members of such Proposing Party’s or such Stockholder Associated Person’s immediate family sharing the same household;

(H)	Any significant equity interests or any Derivative Instruments or Short Interests in any principal competitor of the Corporation held by any Proposing Party or any Stockholder Associated Person; and

(I)
Any direct or indirect interest of any Proposing Party or any Stockholder Associated Person in any contract with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, without limitation, any employment agreement, collective bargaining agreement or consulting agreement), which information described in this clause (iii) shall be supplemented by such stockholder not later than ten (10) days after the record date for the meeting to disclose such information as of the record date.

(iv)
A description of all arrangements or understandings between any Proposing Party or any Stockholder Associated Person and any other person or persons (including their names) in connection with the proposal of such business by such Proposing Party and any material interest of any Proposing Party and any Stockholder Associated Person in such business;

(v)	A representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting;

(vi)	A Business Solicitation Representation (as defined below); and

(vii)
Any other information relating to each Proposing Party that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for stockholder proposals pursuant to Section 14 of the Exchange Act or the rules and regulations promulgated thereunder.

e)    Submission of Questionnaire, Representation and Agreement. To be eligible to be a nominee for election as a director of the Corporation pursuant to this Article II, Section 11, the person proposed to be nominated must deliver or mail (in accordance with the time periods prescribed for delivery of notice under this Article II, Section 11) to the Secretary of the Corporation: (x) an executed questionnaire (in the form available from the Secretary) with respect to the background and qualification of such person to serve as a director of the Corporation and the background of any other person or entity on whose behalf the nomination is being made and an executed representation and agreement (in the form available from the Secretary) that such person:

(i)	Is not and will not become a party to:

(A)
Any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation; or

(B)	Any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law;

(ii)
Is not and will not become a party to any direct or indirect compensatory payment or other financial agreement, arrangement or understanding with any person or entity other than the Corporation, including, without limitation, any agreement, arrangement or understanding with respect to any direct or indirect compensation, reimbursement or indemnification in connection with candidacy, nomination, service or action as a nominee or a director of the Corporation (a “Compensation Arrangement”) that has not been disclosed to the Corporation;

(iii)	Will comply with all informational and similar requirements of applicable insurance policies and laws and regulations;

(iv)
If elected as a director of the Corporation, will comply with the Corporation’s requirements for ownership of its shares of stock within ninety (90) days after being elected and will comply with all other applicable publicly disclosed corporate governance, conflict of interest, confidentiality and trading policies and guidelines of the Corporation;

(v)	If elected as a director of the Corporation, will act in the best interests of the Corporation and its stockholders and not in the interests of individual constituencies; and

(vi)	Will promptly provide to the Corporation such other information as it may reasonably request.

f)    Improper Business. No business shall be conducted at the annual meeting of stockholders of the Corporation except business brought before the annual meeting in accordance with the procedures set forth in this Article II, Section 11. If the chairperson of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the chairperson shall declare to the meeting that the business was not properly brought before the meeting, and such business shall not be transacted. Notwithstanding the foregoing provisions of this Article II, Section 11, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders of the Corporation to propose business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Article II, Section 11, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders, and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

ARTICLE III

DIRECTORS

SECTION 1.FUNCTION. The Board of Directors will manage the business of the Corporation, except as otherwise provided by law, the Certificate of Incorporation or these Bylaws.

SECTION 2.NUMBER. The number of directors which will constitute the entire Board of Directors shall be such number, not less than one (1) nor more than ten (10), as shall be determined by the Board of Directors from time to time. Until further action by the Board of Directors, the number of directors which shall constitute the entire Board of Directors shall be ten (10). As used in these Bylaws, the term “entire Board of Directors” means the total number of directors which the Corporation would have if there were no vacancies.

SECTION 3.ELECTION AND TERM. Except as provided in Article III, Section 6, the directors shall be elected at the annual meeting of stockholders. Except as otherwise provided by law, the Certificate of Incorporation, or these Bylaws, each director elected will serve until the second succeeding annual meeting of stockholders and until his or her successor is elected and qualified or until his or her earlier death, resignation or removal.

SECTION 4.LEAD DIRECTOR. The Board of Directors may include a Lead Director. The Lead Director shall be one of the directors who has been determined by the Board of Directors to be an “independent director” (any such director, an “Independent Director”). The Lead Director shall preside at all meetings of the Board of Directors at which the Chairman of the Board is not present, preside over the executive sessions of the Independent Directors, approve information sent to the Board of Directors, approve meeting agendas for the Board of Directors, serve as a liaison between the Chairman of the Board and the Board of Directors and have such other responsibilities, and perform such duties, as may from time to time be assigned to him or her by the Board of Directors. The Lead Director shall be elected by a majority of the Independent Directors.

SECTION 5.REMOVAL; RESIGNATION. Any or all of the directors may be removed for cause by vote of the holders of a majority of the outstanding shares of common stock of the Corporation. Any director may resign at any time. Such resignation shall be made in writing, addressed to the Corporation or the Board of Directors, and shall take effect at the time specified therein, and, if no time be specified, at the time of its receipt by the Chief Executive Officer or the Secretary. The acceptance of a resignation shall not be necessary to make it effective.

SECTION 6.VACANCIES. Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board of Directors may be filled by vote of a majority of the directors then in office, even if less than a quorum exists. A director elected to fill a vacancy resulting from the death, resignation or removal of a director shall serve for the remainder of the full term of the director whose death, resignation or removal shall have created such vacancy and until his or her successor shall have been elected and qualified or until his or her earlier death, resignation or removal, and a director elected to fill a vacancy created by a newly created directorship shall serve until the next succeeding annual meeting of stockholders at which his or her class of directors shall be elected and until his or her successor is elected and qualified or until his or her earlier death, resignation or removal.

SECTION 7.LOCATION OF BOOKS AND RECORDS. The books of the Corporation, except such as are required by law to be kept within the State of Delaware, may be kept at such place or places within or outside of the State of Delaware as the Board of Directors may from time to time determine.

SECTION 8.COMPENSATION. The Board of Directors, by the affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, may establish reasonable compensation of any or all directors for services to the Corporation as directors or officers or otherwise.

ARTICLE IV

MEETINGS OF THE BOARD OF DIRECTORS

SECTION 1.REGULAR MEETINGS. Regular meetings of the Board of Directors may be held upon such notice, or without notice, at such times and at such places within or outside of the State of Delaware, as shall from time to time be determined by the Board of Directors.

SECTION 2.SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, if there is one, or by the Chief Executive Officer, on at least four (4) days’ notice by mail or twenty-four (24) hours’ notice to each director delivered personally or by telephone or email, and shall be called by the Chief Executive Officer, President or the Secretary on like notice at the written request of any two directors (one of which must include the Chairman of the Board of Directors, if there is one, or the Chief Executive Officer).

SECTION 3.NOTICE OF MEETINGS. Any notice to a director may be given personally, by telephone or by mail, email or similar instrumentality. A notice will be deemed given: (i) when actually given in person, (ii) when received, if given by telephone or email or (iii) on the second business day after the day when deposited with the United States mail, postage prepaid, directed to the director at his or her business address or at such other address as the director may have designated to the Secretary in writing as the address or number to which notices should be sent. Whenever notice of a meeting of the Board of Directors is required, the notice must be given in the manner set forth in the immediately preceding sentence and shall state the place, date and hour of the meeting. Any director may waive notice of any meeting by signing a written waiver, whether before or after the meeting. Except as provided by law, the Certificate of Incorporation, or other provisions of these Bylaws, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of the meeting. In addition, attendance at a meeting will be deemed a waiver of notice unless the director attends for the purpose, expressed to the meeting at its commencement, of objecting to the transaction of any business because the meeting is not lawfully called or convened.

SECTION 4.QUORUM, ACTION AND ADJOURNMENTS; ACTION BY TELEPHONIC CONFERENCE. Except as otherwise required by law or the Certificate of Incorporation or other provisions of these Bylaws, a majority of the directors in office, but in no event less than one-third (1/3) of the entire Board of Directors, will constitute a quorum for the transaction of business; provided that if there shall be fewer than three (3) directors in office, then the number of directors in the office shall constitute a quorum for the transaction of business, and the vote of a majority of the directors present at any meeting at which a quorum is present will be the act of the Board of Directors. If a quorum is not present at any meeting of directors, either the Chairman of the Board or a majority of the directors present at the meeting may adjourn the meeting from time to time, without notice of the adjourned meeting other than announcement at the meeting. To the extent permitted by law, a director participating in a meeting by conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other will be deemed present in person at the meeting and all acts taken by him or her during his or her participation shall be deemed taken at the meeting.

SECTION 5.WRITTEN CONSENTS. Any action of the Board of Directors may be taken without a meeting if written consent to the action signed by all members of the Board of Directors or consented to by electronic transmission is filed with the minutes of the Board of Directors.

ARTICLE V

COMMITTEES

SECTION 1.EXECUTIVE COMMITTEE. The Board of Directors may designate from among its members an Executive Committee and other committees, each consisting of two or more directors, and may also designate one or more of its members to serve as alternates on these committees. To the extent permitted by law, the Executive Committee will have all the authority of the Board of Directors, except as the Board of Directors otherwise provides, and, to the extent permitted by law, the other committees will have such authority as the Board of Directors grants them. The Board of Directors will have power at any time to change the membership of any committees, to fill vacancies in their membership and to discharge any committees. All resolutions establishing or discharging committees, designating or changing members of committees, or granting or limiting authority of committees, may be adopted only by the affirmative vote of a majority of the entire Board of Directors.

SECTION 2.PROCEDURES. Each committee shall keep regular minutes of its proceedings and report to the Board of Directors as and when the Board of Directors shall require. Unless the Board of Directors otherwise provides, a majority of the members of any committee may determine its actions and the procedures to be followed at its meetings (which may include a procedure for participating in meetings by conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other), and may fix the time and place of its meetings.

SECTION 3.WRITTEN CONSENTS. Any action of a committee may be taken without a meeting if written consent to the action signed by all the members of the committee or consented to by electronic transmission is filed with the minutes of the committee.

ARTICLE VI

OFFICERS

SECTION 1.DESIGNATIONS. The officers of the Corporation may include a Chief Executive Officer, a President, a Chief Operating Officer, a Chief Financial Officer, a Secretary and a Treasurer. In addition, the Board of Directors may also elect a Chairman of the Board, a Vice Chairman of the Board, and one or more Vice Presidents (one or more of whom may be designated an Executive Vice President or a Senior Vice President), one or more Assistant Secretaries or Assistant Treasurers, or one or more Chief Financial Officers, and such other officers as it may from time to time deem advisable. Any number of offices may be held by the same person. No officers except the Chairman of the Board and the Vice Chairman of the Board need be a director of the Corporation.

SECTION 2.ELECTIONS, TERM AND REMOVAL. Each officer shall be elected annually by the Board of Directors and shall hold office until his or her successor shall have been duly elected and qualified or until his or her earlier death, resignation or removal. Any officer may be removed at any time, either with or without cause, by the vote of a majority of the entire Board of Directors or by the Chief Executive Officer. Any vacancy occurring in any office of the Corporation shall be filled in the manner prescribed in this Article VI for the regular election to such office.

SECTION 3.RESIGNATIONS. Any officer may resign at any time by giving written notice to the Board of Directors or to the Chief Executive Officer. Such resignation will take effect at the time specified in the notice or, if no time is specified, at the time of receipt of the notice, and the acceptance of such resignation will not be necessary to make it effective.

SECTION 4.COMPENSATION. The compensation of officers shall be fixed by the Board of Directors or by the compensation committee, if any, of the Board of Directors.

SECTION 5.CHAIRMAN OF THE BOARD. The Chairman of the Board, if any, shall preside at all meetings of the stockholders and of the Board of Directors and shall have such other duties as from time to time may be assigned to him or her by the Board of Directors.

SECTION 6.VICE CHAIRMAN OF THE BOARD. The Board of Directors may, but is not required to, elect one or more officers designated as the Vice Chairman of the Board. If one or more Vice Chairmen of the Board shall be elected, then each Vice Chairman shall have such powers and perform all such duties and services as may be assigned to or required of them, from time to time, by the Board of Directors, the Chairman of the Board or the Chief Executive Officer. In the event of the absence or disability of both the Chairman of the Board and the Chief Executive Officer, the Vice Chairmen shall act in his or her place with authority to execute all of his or her powers and perform his or her duties; provided, that the Board of Directors may change such designation, or if the Vice-Chairman fails or is unable to make such designation, the Board of Directors may make such designation at a regular or special meeting called for that purpose.

SECTION 7.CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall have general charge of the management of the business and affairs of the Corporation, subject to the control of the Board of Directors, and will ensure that all orders and resolutions of the Board of Directors are carried into effect. The Chief Executive Officer will preside over any meetings of the stockholders and of the Board of Directors at which neither the Chairman of the Board nor a Vice Chairman is present.

SECTION 8.PRESIDENT. Unless the Board of Directors has designated another person as the Corporation’s Chief Executive Officer, the President shall be the Chief Executive Officer of the Corporation. If the Board of Directors has designated another person as the Chief Executive Officer of the Corporation, the President shall act in a general executive capacity and shall assist the Chief Executive Officer in the administration and operations of the Corporation’s business and general supervision of its policies and affairs. The President shall, in the absence of or because of the inability to act of the Chief Executive Officer, perform all duties of the Chief Executive Officer.

SECTION 9.CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall keep or cause to be kept the books of account of the Corporation in a thorough and proper manner and shall render statements of the financial affairs of the Corporation in such form and as often as required by the Board of Directors, the Chief Executive Officer or the President. The Chief Financial Officer, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the Corporation. The Chief Financial Officer shall perform other duties commonly incident to such office and shall also perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer or the President shall designate from time to time.

SECTION 10.CHIEF OPERATING OFFICER. The Chief Operating Officer, at the request of the Chief Executive Officer or the President, or in the President’s absence or during his or her inability to act, shall perform the duties and exercise the functions of the President, and when so acting shall have the powers of the President. Unless otherwise specified by the Board of Directors, he or she shall perform such other duties usually performed by a chief operating officer of a corporation and such other duties as are from time to time assigned to him or her by the Board of Directors, the Chief Executive Officer or the President of the Corporation.

SECTION 11.EXECUTIVE VICE PRESIDENTS, SENIOR VICE PRESIDENTS AND VICE PRESIDENTS. The Executive Vice Presidents (if any), Senior Vice Presidents (if any) and such other Vice Presidents as shall have been chosen by the Board of Directors shall have such powers and shall perform such duties as shall be assigned to them by the Board of Directors.

SECTION 12.SECRETARY. The Secretary shall give the requisite notice of meetings of stockholders and directors and shall record the proceedings of such meetings, shall have custody of the seal of the Corporation and shall affix it or cause it to be affixed to such instruments as require the seal and attest it and, besides the Secretary’s powers and duties prescribed by law, shall have such other powers and perform such other duties as shall at any time be assigned to such officer by the Board of Directors.

SECTION 13.TREASURER. The Treasurer shall exercise general supervision over the receipt, custody and disbursement of corporate funds. The Treasurer shall cause the funds of the Corporation to be deposited in such banks as may be authorized by the Board of Directors or in such banks as may be designated as depositaries in the manner provided by resolution of the Board of Directors. The Treasurer shall have such other powers and perform such other duties as shall at any time be assigned to such officer by the Board of Directors.

SECTION 14.OTHER OFFICERS. The officers of the Corporation, other than the Chairman of the Board and the Chief Executive Officer, shall have such powers and perform such duties in the management of the property and affairs of the Corporation, subject to the control of the Board of Directors and the Chief Executive Officer, as customarily pertain to their respective offices, as well as such powers and duties as from time to time may be prescribed by the Board of Directors.

SECTION 15.FIDELITY BONDING. The Corporation may secure the fidelity of any or all of its officers or agents by bond or otherwise.

ARTICLE VII

CERTIFICATES FOR SHARES

SECTION 1.CERTIFICATES. The shares of stock of the Corporation shall be uncertificated, but stockholders may request a certificate at any time. Any such certificate shall be in such form as the Board of Directors may prescribe, signed by the Chief Executive Officer or the President or the Chief Financial Officer and the Secretary or the Treasurer.

SECTION 2.FACSIMILE SIGNATURES. Any or all signatures upon a certificate may be a facsimile. Even if an officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall cease to be that officer, transfer agent or registrar before the certificate is issued, that certificate may be issued by the Corporation with the same effect as if he, she or it were that officer, transfer agent or registrar at the date of issue.

SECTION 3.LOST, STOLEN OR DESTROYED CERTIFICATES. Upon request of the applicable stockholder, the Board of Directors may direct that a new certificate or uncertificated shares be issued in place of any certificate issued by the Corporation which is alleged to have been lost, stolen or destroyed. When doing so, the Board of Directors may prescribe such terms and conditions precedent to the issuance of the new certificate or uncertificated shares as it deems expedient, and may require a bond sufficient to indemnify the Corporation against any claim that may be made against it with regard to the allegedly lost, stolen or destroyed certificate or the issuance of the new certificate or uncertificated shares.

SECTION 4.SURRENDER, TRANSFER AND CANCELLATION. The Corporation or a transfer agent of the Corporation, upon surrender to it of a certificate representing shares, duly endorsed and accompanied by proper evidence of lawful succession, assignment or authority of transfer, shall issue a new certificate or uncertificated shares to the applicable stockholder upon such stockholder’s request, and shall cancel the old certificate and record the transaction upon the books of the Corporation.

ARTICLE VIII

INDEMNIFICATION

SECTION 1.SUITS BY THIRD PARTIES. The Corporation (i) shall indemnify any person who was or is made a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that the person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, and (ii) shall indemnify any person who was or is made a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that the person is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, in the case of each of clauses (i) and (ii), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, will not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, had reasonable cause to believe that the conduct was unlawful.

SECTION 2.DERIVATIVE SUITS. The Corporation (i) shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise and (ii) shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, in the case of each of clauses (i) and (ii), against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

SECTION 3.INDEMNIFICATION AS OF RIGHT. To the extent that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Article VIII, Section 1 or Article VIII, Section 2, or in defense of any claim, issue or matter therein, the person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection therewith.

SECTION 4.DETERMINATION THAT INDEMNIFICATION IS PROPER. Any indemnification under Article VIII, Section 1 and Article VIII, Section 2 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Article VIII, Section 1 and Article VIII, Section 2, respectively. Such determination will be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable and a quorum of disinterested directors so directs, by independent legal counsel (compensated by the Corporation) in a written opinion, or (3) by the stockholders.

SECTION 5.ADVANCE OF FUNDS. Expenses (including attorneys fees) incurred by an officer or director in defending a civil, criminal, administrative or investigative action, suit or proceeding, or threat thereof, shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the Corporation as authorized in this Article VIII. Expenses (including attorneys fees) incurred by an employee or agent in defending a civil, criminal, administrative or investigative action, suit or proceeding, or threat thereof, may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the employee or agent to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the Corporation as authorized in this Article.

SECTION 6.NON-EXCLUSIVITY. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

SECTION 7.SUCCESSORS AND ASSIGNS. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall, unless otherwise provided, when authorized or ratified continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person.

SECTION 8.INSURANCE PREMIUMS. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against the person and incurred by him or her in any such capacity, or arising out of the person’s status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article VIII.

SECTION 9.REFERENCES TO “CORPORATION.” References in this Article to “the Corporation” will include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, will stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

SECTION 10.REFERENCES TO CERTAIN TERMS. For purposes of this Article VIII, (i) references to “other enterprises” will include employee benefit plans; (ii) references to “fines” will include any excise taxes assessed on a person with respect to an employee benefit plan; (iii) references to “serving at the request of the Corporation” will include any service in the applicable position of a subsidiary of the Corporation and any service in the applicable position of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and (iv) a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan will be deemed to have acted in a manner “not opposed to the best interests of the Corporation.”

SECTION 11.APPLICATION OF ARTICLE. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall, unless otherwise provided, when authorized or ratified continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

SECTION 12.RETROACTIVE EFFECT. The provisions of this Article VIII will be deemed retroactive and will include all acts of the officers and directors of the Corporation since the date of incorporation.

ARTICLE IX

GENERAL PROVISIONS

SECTION 1.CORPORATE SEAL. The corporate seal shall have inscribed on it the name of the Corporation, the year of its creation, and such other appropriate legend as the Board of Directors may from time to time determine. Unless prohibited by the Board of Directors, a facsimile of the corporate seal may be affixed or reproduced in lieu of the corporate seal itself.

SECTION 2.FISCAL YEAR. The fiscal year of the Corporation will end on December 31, unless changed to such other date as the Board of Directors may prescribe.

ARTICLE X

FORUM FOR CERTAIN ACTIONS

SECTION 1.FORUM. Unless a majority of the Board of Directors, acting on behalf of the Corporation, consents in writing to the selection of an alternative forum (which consent may be given at any time, including during the pendency of litigation), the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another state court located within the State of Delaware or, if no court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation or any of its directors, officers or other employees arising pursuant to any provision of the DGCL, the Certificate of Incorporation or these Bylaws or (iv) any action asserting a claim against the Corporation or any of its directors, officers or other employees governed by the internal affairs doctrine of the State of Delaware, in all cases subject to the court’s having personal jurisdiction over all indispensable parties named as defendants.

SECTION 2.PERSONAL JURISDICTION. If any action the subject matter of which is within the scope of Article X, Section 1 is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce Article X, Section 1 (an “Enforcement Action”) and (ii) having service of process made upon such stockholder in any such Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

SECTION 3.ENFORCEABILITY. If any provision of this Article X shall be held to be invalid, illegal or unenforceable as applied to any person, entity or circumstance for any reason whatsoever, then, to the fullest extent provided by law, the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of this Article X, and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

ARTICLE XI

AMENDMENTS

SECTION 1.BYLAWS. These Bylaws may be amended or repealed, and new Bylaws may be adopted, amended or repealed (a) at any regular or special meeting of stockholders, or (b) by the affirmative vote of a majority of the entire Board of Directors at any regular or special meeting of the Board of Directors.